Exhibit 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS

ATTORNEY AT LAW

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone

Facsimile

(305) 531-1174                                                                                (305) 531-1274

April 9, 2007

United States Securities and Exchange Commission

Washington, D.C. 20549

Re:  QUANTUM VENTURES, INC.   (the “Company”)

Ladies and Gentlemen:

I have acted as counsel for Quantum Ventures Inc., a Nevada corporation (the “Company”), in connection with the preparation of this registration statement on Form SB-2, (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the public offering (the “Offering”) of up to 8,650,000 shares (the “Registered Shares”) by existing shareholders of the Company of the Company’s common stock (the “Common Stock”).

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant (f) certain representations made by the Company and its auditors.

In addition, I opine upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am also of the opinion that:

1.

The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2.

The Company has an authorized capitalization of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

3.

 I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours:

/s/ Joseph I. Emas

Joseph I. Emas